Exhibit 10.1

TERM PROMISSORY NOTE

Columbus, Ohio
$189,298	August 19, 2004

     FOR VALUE RECEIVED, the undersigned, TERAFORCE TECHNOLOGY CORPORATION, a Delaware corporation, whose address is 1240 East Campbell Road, Richardson, Texas 75081 (the “Borrower”), hereby promises to pay to the order of ZURICH AMERICAN INSURANCE COMPANY whose address is One Liberty Plaza, 53rd Floor, New York, New York 10006 (the “Lender”), on or before July 31, 2006 (the “Maturity Date”), the principal sum of One Hundred Eighty-Nine Thousand Two Hundred Ninety-Eight Dollars ($189,298) (the “Debt”), together with interest, all as provided in Section 1 of this Note.

     Section 1. The Debt. Subject to and on the terms and conditions set forth in this Note, the Borrower shall repay the Debt as follows:

          1.1. Principal. The principal balance of this Note and any accrued and unpaid interest shall be due and payable in full on the Maturity Date.

          1.2. Interest.

                 1.2.1. The Debt shall bear interest on the outstanding principal amount, from the date hereof until the Maturity Date, at a fixed rate per annum equal to 7.00%. Interest on the Debt shall be paid by the Borrower (a) on the last day of each calendar quarter, commencing September 30, 2004, (b) on the Maturity Date, and (c) thereafter on demand.

                 1.2.2. Whenever the unpaid principal amount of the Debt has become due and payable, whether at the stated maturity thereof, by acceleration or otherwise, interest thereon, for each day until paid, shall be paid by the Borrower on demand at a rate per annum equal to 12.00%.

                 1.2.3. All interest under this Note shall be computed on the basis of the actual days elapsed in a year of 360 days.

          1.3. Prepayments; Payments.

                 1.3.1. The Borrower shall have the right to make prepayments at any time of the principal amount of the Debt, in whole or in part, without premium or penalty.

                 1.3.2. The Borrower shall make all payments of principal and interest under this Note to the Lender at its address above (or such other location as the Lender may direct) in immediately available funds. If any payment of principal or interest on this Note shall become due on a weekend day or holiday, such payment shall be due and payable upon the next succeeding regular business day and such extension of time shall in such case be included in computing interest in connection with such payment.

     Section 2. Representations and Warranties. The execution of this Note by the Borrower shall be deemed to constitute the Borrower’s representation and warranty to the Lender that (a) this Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; (b) the execution and delivery of this Note by the Borrower does not and will not conflict with, violate or constitute a default under or breach of any court or administrative order, decree or ruling, or any law, statute, ordinance or regulation, or any agreement, indenture, mortgage, deed of trust, guaranty, lease, note or other obligation or instrument binding upon the Borrower or any of its respective properties or assets; (c) Borrower has obtained all consents, approvals and waivers necessary to execute and deliver this Note and incur the Debt; and (d) neither this Note nor any other statement, assignment, agreement, instrument or certificate of the Borrower made or delivered pursuant to or in connection with this Note contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

     Section 3. Compliance with Laws. On and after the date hereof and until the Debt shall have been repaid and discharged in full or otherwise satisfied, the Borrower shall comply with all applicable laws, including without limitation all environmental laws.

     Section 4. Security for Debt. This Note is secured by and entitled to the Warrant issued by Borrower in favor of the Lender dated as of the date hereof (the “Warrant”), as it may be further amended or modified from time to time. Nothing contained in this Note, the Warrant or in any other document or instrument made in connection herewith, shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Lender and the Borrower. The Lender shall not be in any way responsible for the debts, losses, obligations or duties of the Borrower.

     Section 5. Events of Default. The following are Events of Defaults:

          5.1. The Borrower fails to make a payment of interest on the Note when and as due.

          5.2. The Borrower fails to pay the principal of the Note when and as due.

          5.3. Any representation or warranty made by the Borrower in this Note or the Warrant or any information contained in any certificate, report, financial statement or other document delivered to the Lender by the Borrower contains any untrue statement of a material fact or omits to state a material fact required by this Note or law to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.4. The Borrower fails to perform any of its obligations under or fails to comply with any covenant contained in the Note or the Warrant and such failure continues unremedied for a period of ten days.

          5.5. Any governmental body or officer or creditor of the Borrower seizes, takes possession of or collects (whether or not the Borrower resists or acquiesces in such seizure, taking or collection) any property of the Borrower by any means, including, without limitation, execution, levy, sequestration, attachment, garnishment, replevin or self-help, unless such seizure, taking or collection is vacated or the property is discharged within 30 days after the occurrence thereof.

          5.6. One or more final judgments are entered against the Borrower for the payment of money aggregating in excess of $50,000 and any one of such judgments has been outstanding for more than 30 days from the date of its entry and has not been discharged in full or stayed pending appeal.

          5.7. The Borrower:

                 5.7.1. makes an assignment for the benefit of creditors;

                 5.7.2. enters into any composition, compromise or arrangement with its creditors;

                 5.7.3. generally does not pay its debts as such debts become due; or

                 5.7.4. conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property, fraudulent under the provisions of any bankruptcy, fraudulent conveyance or similar law, or makes or suffers a transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

          5.8. If:

                 5.8.1. a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of the Borrower for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of the Borrower’s creditors;

                 5.8.2. an order (a) for relief against the Borrower is granted under Title 11 of the United States Code or any similar law, (b) appointing a receiver, trustee, agent or custodian of the Borrower or any property of the Borrower or (c) providing for a composition, compromise or arrangement with the creditors of the Borrower, is entered by any court or governmental body or officer;

                 5.8.3. the Borrower files any pleading seeking (whether by formal action or by the admission of the material allegations of a pleading or otherwise) any such appointment or order; or

                 5.8.4. (a) any action or proceeding seeking any such appointment or order is commenced without the authority or consent of the Borrower and (b) (i) such action or proceeding is not dismissed within 30 days after its commencement or (ii) the Borrower does not diligently contest such action or proceeding.

          5.9. The Borrower fails to pay when and as due the principal of or any interest on any Indebtedness (as defined below), other than as evidenced by this Note (assuming that all required notices have been properly given and all corresponding grace periods, if any, have elapsed without cure by the Borrower) or any other event exists which, under the terms of any agreement or instrument other than the Note, relates to any Indebtedness becoming, or becoming capable at such time of being declared, due and payable before it would otherwise have been due and payable. “Indebtedness” means, for the Borrower (a) all indebtedness or other obligations of the Borrower, for borrowed money or for the deferred purchase price of property or services (except for unsecured trade payables incurred in the ordinary course of business on normal and reasonable terms), (b) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which the Borrower has guaranteed (except by reason of endorsement for deposit or collection in the ordinary course of business) or in respect of which the Borrower is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other person, or otherwise to assure a creditor against loss, (c) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including, without limitation, accounts and contract rights) owned by the Borrower whether or not the Borrower has assumed or become liable for the payment of such indebtedness or other obligations, (d) all direct or contingent obligations of the Borrower in respect of letters of credit and (e) all lease obligations which have been or should be, in accordance with generally accepted accounting principles, capitalized on the books of the Borrower as lessee.

          5.10. A “Material Adverse Change” occurs. “Material Adverse Change” is: (a) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (b) a material impairment of the prospect of repayment of any portion of the Debt, Borrower’s ability to comply with its obligations under the Warrant or Lender’s ability to sell the shares issued under the Warrant and satisfy the amount due hereunder.

     Section 6. Default Remedies.

          6.1. Acceleration. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all interest accrued thereon and any unpaid fees, expenses or other amounts due to the Lender under this Note, is immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived.

          6.2. Remedies Cumulative. The Lender may exercise the remedies provided in the Warrant upon the occurrence of an Event of Default. No right or remedy conferred upon the Lender by this Note or legally available to the Lender if an Event of Default exists is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

          6.3. Force Majeure. The existence of an Event of Default is not affected by the reason for its occurrence, even if the Event of Default was not caused by a voluntary act of the Borrower or was caused by a natural disaster or force majeure.

          6.4. Deficiency. If Lender exercises its remedies under the Warrant and is unable to satisfy the entire amount due hereunder from the proceeds derived from a sale of the shares under the Warrant, such exercise shall not preclude Lender from collecting a deficiency from Borrower.

     Section 7. Miscellaneous.

          7.1. Modifications and Waivers. No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the waiving party. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

          7.2. Notices. Except where specific provisions of this Note provide for some other form of notice or require receipt as a condition of notice, any consent, waiver, notice, demand or other instrument required or permitted to be given under this Note shall be deemed to have been properly received when in writing and delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed, if to the Borrower: 1240 East Campbell Road, Richardson, Texas 75081, Attention: Robert P. Capps, Executive Vice-President; and if to the Lender: Zurich American Insurance Company, Attention: Specialty Claims — James Mandarino. Any party may change its address for notices by notice in the manner set forth above.

          7.3. Partial Invalidity. If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

          7.4. No Implied Rights or Waivers. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

          7.5. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Lender and the Borrower; provided that the Borrower shall have no right to assign or transfer its rights under this Note voluntarily or by operation of law without first obtaining the written consent of the Lender, and any attempted assignment or transfer in the absence of such consent shall be void and of no effect.

          7.6. Expenses. All fees, costs and expenses, including reasonable fees and expenses of legal counsel, incurred by the Lender in connection with the preparation and enforcement of this Note or any other instruments, documents, or agreements to be delivered pursuant hereto or in connection herewith, shall be paid by the Borrower to the Lender on demand.

          7.7. Survival of Provisions. All covenants, agreements, representations, warranties and statements made in this Note or in any certificate, statement, or other instrument given pursuant to this Note shall survive the execution and delivery to the Lender of this Note and the making of the Debt and shall continue in full force and effect so long as any obligation of the Borrower under this Note is outstanding and unpaid.

          7.8. Captions. The captions and section numbers appearing in this Note are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Note.

          7.9. Governing Law. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Ohio applicable to instruments to be performed in the State of Ohio without regard to choice of law principles.

          7.10. Consent. The Borrower hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Ohio and of the United States of America located in the City of Columbus, Ohio for any actions, suits or proceedings arising out of or relating to this Note and the transactions contemplated hereby (and the Borrower agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. certified or registered mail, return receipt requested, to the address set forth in Section 7.2 shall be effective service of process for any action, suit or proceeding brought against the Borrower in any such court. The Borrower hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note, or the transactions contemplated hereby, in the courts of the State of Ohio or the United States of America located in the City of Columbus, Ohio, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          7.11. Joint Preparation. This Note is to be deemed to have been prepared jointly by the Borrower and the Lender, and any uncertainty or ambiguity existing herein shall not be interpreted against either party, but shall be interpreted according to the rules for the interpretation of arm’s length agreements.

          7.12. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Note.

          7.13. Warrant of Attorney. The Borrower hereby authorizes any attorney at law to appear for the Borrower in an action on this Note, at any time after the same becomes due and payable, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Borrower and to confess judgment in favor of the legal holder of this Note against the Borrower for the amount that may be due, with interest at the rates herein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

          7.14. Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND THE LENDER IN CONNECTION WITH THIS NOTE, THE WARRANT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE BORROWER. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE LENDER’S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS NOTE, THE WARRANT OR ANY OTHER DOCUMENT RELATED HERETO OR THERETO.

     Section 8. Use of Proceeds. Borrower has directed Lender to pay the proceeds of this Note to the plaintiffs in those certain proceedings known as Ralph R. Umsted, Jr. v. Intelect Network Technologies Company, et al., Case No. 3-99CV2604-H, United States District Court, Northern District of Texas, pursuant to that certain Settlement and Release Agreement between Borrower and Lender relating to such proceedings and the Directors and Officers Liability and Reimbursement Excess Policy No. DOC 294013801 previously issued by Lender to Borrower. Borrower hereby authorizes and directs Lender to issue the proceeds of the Debt directly to such plaintiffs in accordance with the terms of such Settlement and Release Agreement.

     This Note was executed in Columbus, Ohio as of the date first written above.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

TERAFORCE TECHNOLOGY CORPORATION
By:	/s/ Robert P. Capps
Name: Robert P. Capps
Its: Executive Vice President